Exhibit 1.1

RESTATED BYLAWS OF BANCO MACRO BANSUD S.A.

TITLE I – NAME, ADDRESS AND DURATION OF THE COMPANY. Corporate name and address. SECTION 1: Banco Macro Bansud S.A., the surviving entity of Banco Bansud S.A., which is, in turn, the surviving entity of Banco del Sud Sociedad Anónima, continues carrying on businesses under the name of BANCO MACRO S.A., with principal place of business in the City of Buenos Aires. The Bank may establish branches, affiliates, of any kind or nature whatsoever, representations or correspondent offices, either within or without the country, whether or not assigning to them a specified capital amount, in accordance with applicable legal and banking rules in effect. Duration. SECTION 2.  The duration of the company is established until March 8, 2066.  TITLE II CORPORATE PURPOSE.  Activities. SECTION 3. The purpose of the company is to engage within or without the country, (a) in any banking transactions contemplated and authorized under the Ley de Entidades Financieras (Argentine Financial Institutions Law), and other laws, rules and regulations governing the bank activity in the place of performance, under the guidelines and with prior authorization if appropriate, of Banco Central de la República Argentina; (b) in its capacity as Agent of Mercado Abierto de Títulos Valores, in any exchange transactions contemplated under the legal provisions in effect governing the activity, under the guidelines and with the prior authorization, if appropriate of Comisión Nacional de Valores.  To that effect, the company avails of full legal capacity to achieve rights, incur obligations, and execute any kind of acts and transactions related thereto. (c) To have an interest in other domestic or foreign financial institutions with the prior authorization of Banco Central de la República Argentina.  CAPITAL STOCK AND SHARES. SECTION 4. The Company may, under a resolution of the Ordinary Shareholders’ Meeting request from the competent authorities, that all or any of its representative shares of capital stock are admitted to listing in domestic and/or foreign stock exchanges or securities markets.  As long as the company is authorized to make a public offer of its shares, the amount of capital stock, and any changes therein shall be shown on the Company’s balance sheet, with additional information on the increases already recorded with Registro Público de Comercio.  Increase in capital and classes of shares.  Conversion of Class “A” Shares into Class “B” Shares.  SECTION 5. The capital stock may be five folded by a resolution adopted by the Ordinary Shareholders’ Meeting that shall provide for the characteristics and features of the shares, and may delegate the time of issue, form and conditions of payment to the Board of Directors. Provided the Company is authorized to make a public offer for its shares, the capital stock may be increased unlimitedly by the Ordinary Shareholders’ Meeting.  The par value of each share shall be AR$1 (one Peso) per share.  The capital stock shall be represented by (a) book-entry shares or certified notes, the latter, registered, non-endorsable; (b) common or preferred shares, according to the legislation in effect. Common shares shall be Class A, and have five voting rights per share, or Class B, and have one voting right per share.  No new shares with plural voting rights may be issued while the Company is subject to the public offer system, except for those shares issued as consequence of capitalization of capital adjustments or any other exemptions to be consented in future by the applicable ruling.  Preferred shares shall be entitled to a preferred fixed dividend, cumulative or not, according to the terms of issue.  Preferred shares may also be granted an additional participation in liquid and realized profits, and be acknowledged a priority reimbursement of capital in case of liquidation or winding up of the Company.  Preferred shares shall have no voting right, except for those cases expressly provided under the legal rules.  Upon request by any titleholder of Class A common shares, the Board of Directors shall convert the whole or part of its Class A shares into Class B common shares.  Prior to the exchange, the Board of Directors shall confirm the non-existence of any restrictions preventing or limiting such exchange.  No new shares shall be issued unless the total number of shares previously issued by the Company are totally subscribed and paid. Capital increases shall be made through, including but not limited to, capitalization of reserves made to that effect, additional contributions by shareholders or any third parties, all in conformity with applicable legal provisions.  The capital stock may be decreased by a resolution of the Special Shareholders’ Meeting, subject to the prior authorization by Banco Central de la República Argentina. Book-entry shares. SECTION 6. Book-entry shares shall be recorded with accounts maintained in the name of titleholders in a record kept to that effect, to be carried by the Company, other bank or caja de valores (entity that clears and holds securities in custody).  The transmission of shares shall be registered under the records, always in compliance with the other requirements provided under any legal and regulatory provisions.  The shares shall be always with the same value in Argentine currency, and shall confer the same rights within each class.

SECTION 7. Shares and/or representative securities thereof shall be non-divisible; notwithstanding shares may be subscribed in the name of companies, only one person shall be recognized as owner for each security.  On that account, in the case of co ownership, the unification of representation shall be required for the enforcement of rights, and performance of corporate obligations.  In the case of certified notes, they shall be represented by a global security. Common shares. SECTION 8. Common shares shall entitle their holders to preferential subscription and preemptive rights for new shares of the same class, ratably over the shares they could have subscribed at that time, in accordance with the legal provisions in effect. In the event a successive or simultaneous issue of shares of the same class is decided, all shareholders shall avail of a subscription right ratably over the number of shares under their ownership, irrespective of their class. Issue of shares. SECTION 9. Any resolution to issue new shares shall be disseminated through notices to be published in such mass media, and for the term to be provided by the legal provisions, so that shareholders may enforce their preference rights, as appropriate.  SECTION 10. Whenever an increase in the nominal value of shares will eventually cause any shareholder to be unable to cover the full amount of one share with its subscribed capital, the shareholder shall be served a notice to subscribe the unsubscribed portion of that share until completion, within a thirty-day term.  By the end of that period, the shareholder shall cease all title in such capacity, and the Company shall make available to the shareholder any capital amount that may have subscribed, determined on the basis of the ratable value over equity during the most recent balance sheet, plus any due updating until the date the funds are made available.  The Company shall proceed to selling off the relevant fractional interest in  shares to other shareholders and/or third parties which, in turn, shall subscribe the capital shortages required to be rounded up to the nearest full amount of the share.   The same process shall apply in connection with fractional interest in shares.  Whenever the Company’s shares are subject to public offer and quotation, the Comisión Nacional de Valores, and the Bolsa de Comercio de Buenos Aires rules and regulations shall apply.  SECTION 11. It is authorized the total or partial amortization of subscribed shares, which shall be implemented with realized and liquid profit, with the prior resolution of the Meeting fixing a fair price, and securing equality to shareholders.  Default in payment.  SECTION 12. The delay in payment shall cause the termination or expiration of the underwriter’s rights, and the loss of amounts already paid.  To that end, the underwriter must be served due notice to complete any amounts due with the appropriate updating and interest, within a 30 (thirty) calendar day term.  Form of payment. SECTION 13. Without prejudice to payment for shares in cash, the Shareholders’ Meeting may authorize any other kind of legal forms according to current or future legislation, which may be issued.  TITLE III MANAGEMENT. Board of Directors. Term of office. Alternate Director. Reelection for Board of Directors Members. SECTION 14: a. The business and affairs of the Company shall be managed by the Board of Directors composed of such number of regular members as shall be determined at a Meeting of Shareholders, not less than three nor more than twelve. b. In case the Meeting of Shareholders shall appoint: (i) from three to eight directors, they shall hold office for a term of one year; and (ii) from nine to twelve directors, they shall hold office for a term of three years, and be renewed by thirds provided that in all cases no less than three Directors shall be renewed each time. c. The Meeting of Shareholders may appoint an equal or lesser number of Alternate Directors, to hold office for the same term than Regular Directors to fill any vacancy in the board occurring for any reason whatsoever, and shall further determine the order of substitution. d. Alternate Directors shall hold office until the substituted Regular Directors resume office, and should such absence be permanent, until the next Meeting of Shareholders at which Directors shall be appointed. Such Meeting shall decide upon ratification of Alternate Directors so that they may be in office until completion of the term of the retiring Directors, or the appointment of another Regular Director for such purpose. In case of vacancy of the Board, the Statutory Audit Committee shall appoint such Directors as shall be necessary so that the Board may take valid action until the next Meeting of Shareholders. e. Both Regular and Alternate Directors may be reelected indefinitely. In case the Meeting of Shareholders shall be held on a date occurring after the expiration of the term of office of Directors, the latter shall remain in office until their successors are duly qualified and elected. The first Meeting of Shareholders at which Directors shall be elected shall, if applicable and upon approval of the amendment to this Section, determine the elected Directors who shall hold office for a term of one, two and three years. Appointment of the Board of Directors. SECTION 15. The same meeting that appoints the members of the Board of Directors may elect the President, and the Vice President.  If that is not the case, the Board shall, in the next following meeting to that of their election, appoint among its members the persons to perform the duties of the President and Vice President.  The Board may elect a Secretary to the Board, entitled to attend the Ordinary or Special Shareholders’ Meetings, and the Board of Directors’ Minutes with voice but without vote.  Legal Representation.  SECTION 16. The President and the Vice President, either of them, shall be the legal representatives of the Company.

Likewise, the Board of Directors may delegate the corporate representation to one or more of its members in certain circumstances.  SECTION 17. Without prejudice to the provisions above, the Vice President shall serve in the place of the President in case of the President’s resignation, absence, impediment or excuse (recusal sua sponte), either temporary or final. General Manager.  Appointment and duties.  SECTION 18: The executive duties shall be entrusted to a General Manager appointed by the Meeting or the Board of Directors, who is not required to be a Director, and shall be liable in the same form and to the same extend as Directors.  Upon the election, the General Manager shall deposit with the Company a performance bond for the amount as the Meeting or the Board of Directors thinks fit.  The General Manager shall be entitled to attend the Shareholders’ Meetings, and the Board of Directors’ Meetings with voice but without vote.  Majority of votes.  Calling Board of Directors’ Meetings. SECTION 19. A majority of the members of the Board of Directors acting as a meeting duly assembled shall constitute a quorum for the transaction of business, and the resolutions shall be adopted by a majority of votes presents.  In case of tie, the Chairman or its substitute shall have the casting vote.  The Board of Directors shall meet at least monthly, without prejudice to any meeting, which may be convened upon any Director’s request. As for the latter case, Chairman shall call the meeting to take place on the fifth day after reception of the request.  The notice shall be addressed to the Board of Directors, and to the members of the Audit Committee at least two business days in advance to the date fixed for the Board of Director’s meeting.  The notice of the meeting must include the agenda to be transacted.  Otherwise, the meeting shall be convened upon request of any of Directors, and the resolutions shall be transcribed in the Minute Book provided to that end.  The fulfillment of the above mentioned requirements to call the meetings could be waived in duly justified cases of urgency that turn it impossible to comply with.   The absent Directors may authorize another Director to vote on their behalf, through the relevant power of attorney passed into a public or private instrument, whose signatures shall be duly authenticated by any court, notarial or bank authority. The appropriate liability shall be that of Directors present.  Each Director may cast the vote in the name of one or more absent Directors. Exceptionally, the Board of Directors’ meetings may be convened abroad.  Upon authorization by the appropriate controlling authorities, the Board of Directors’ meeting shall be validly held through a video conference system, notwithstanding its members are located at different geographical sites, provided always that the identity of Directors participant shall be clearly differentiated.  SECTION 20: Each Director shall deposit with the Company a performance bond in an amount of one hundred pesos, in cash or its equivalent in public securities, in guarantee of faithfully discharge of the duties of the office.  Whenever the deposit is made in cash, such sum shall be deposited with accounts being updated and/or accruing interest, which shall be compounded to the relevant guarantee, and thus shall be repayable together with principal.  Such guarantee shall not be withdrawn until approval of the respective management.  Powers of the Board of Directors.  SECTION 21. The Board of Directors shall be fully empowered to take charge and control, to manage and dispose of the Company’s property and business towards compliance of the Company’s purpose. Consequently, the Board may in the name of the Company, do and enter into any kind of acts or contracts, including those which under provisions of article 1881 of the Civil Code, and 9th , Title X of Book 2nd of the Commercial Code, require special powers of attorney; to purchase, to request attachments, and dispose of real estate; to borrow money, sign and deliver in the name of the Company such promissory notes and other evidences of indebtedness as shall be deemed appropriate; to represent the Company before Banco de la Nación Argentina, Banco de la Provincia de _Buenos Aires, Banco de la Ciudad de Buenos Aires, Banco de Inversión y Comercio Exterior S.A., and other institutions of the kind, private offices, domestic and/or foreign; to execute and grant powers of attorney to one or more persons, for judicial, out-of court or administrative matters, including criminal sues, as may be necessary to such end; to establish affiliates, correspondent offices or any other kind of representation within or without the country, to participate with other domestic or foreign financial entities, to make foreign exchange transactions, and provide housing mortgage services, in compliance with Banco Central de la República Argentina’s requirements, or with its prior authorization, as appropriate; to appoint and remove the General Manager, and the other officers and employees of the Company, fixing their powers, duties and compensation, and generally, may provide for any legal acts which directly or indirectly may affect the achievement of the Company’s corporate purpose.  The Board may assign special duties to one or more Directors, which decision shall be transcribed and recorded in a minute.  Likewise, the powers and duties of the Company’s Board of Directors may be specially regulated under a Rules Book (Reglamento). Establishment of committees. Appointment of its members and duties.  SECTION 22.  The Board of Directors shall create all such committees as deemed appropriate for the business of the Company, and may also appoint their respective members, and Chairman.  The members of the above mentioned committees may authorize any other member thereof to vote on their behalf, through the mandate granted in any legal, notarial or bank form, as appropriate.  The Board may delegate the transaction of the ordinary management of the business to an Executive Committee composed of two or more Directors, who shall be elected from among their members.  Such Committee shall be entrusted the ordinary management of the corporate and administrative business, and shall meet at any time it may deem advisable.  Likewise, the Chairman of the Executive Committee, to preside the Committee’s meetings, shall be appointed by the Board, and the appropriate resolutions shall be recorded with a special minute book to that effect, and information thereof shall be given to the Board at the Board’s meetings to be held in future.  The members of the Executive Committee may authorize any other member of the above committee to vote on their behalf, through the mandate granted in any legal, notarial or bank form, as appropriate.  The Executive Committee shall be validly held with the attendance of a majority of its members, and shall resolve with the favorable vote of a majority of those present.  The General Manager may be invited to the meetings, in which case shall access to participate in voice.  The General Manager shall be assigned by the Board of Directors the relevant duties of the office with specific limitations on the powers, expressly excluding therefrom the following activities: (a) execute trade agreements which may compromise the Company’s future; (b) to give deposits, avals or guarantees, to borrow money; (c) to purchase or sell corporate or business participations; and (d) any other action which may substantially compromise the Company’s future. The Board of Directors, at the same Board of Directors’ Meeting shall be informed by the Executive Committee about the activities performed prior to the meeting, and likewise the latter shall report within three calendar days after taking of notice of any relevant event or action for the Company which it may deem appropriate. SECTION 22 BIS: The Audit Committee contemplated under the Régimen de Transparencia de la Oferta Pública of Decree 677/2001 shall be composed of three regular directors and a number equal or lower of alternate directors who shall be elected by the Board from its members, through a simple majority of their votes.  All knowledgeable Directors on financial, accounting or corporate matters may be members of the Committee.  The majority of its members shall act in an independent capacity, according to the criteria established thereto by the Rules of Comisión Nacional de Valores.  The Committee may lay down its own Internal Rules.  The provisions in these Bylaws in connection with the operation of the Board of Directors, and the rules for the managerial body, shall be applicable to the Committee’s meetings, its minute books, and periodicity of meetings.  As for the remaining members of the Board, and the Syndics, they may be present at the Audit Committee’s meetings with voice but without vote.  The Committee may exclude them from its meetings through a well grounded resolution.  The Committee’s powers and duties shall be those contemplated under article 15 of Decree 677/2001, and Resolution General No. 400/2002 of Comisión Nacional de Valores, incorporated to Chapter III of the Rules of Comisión Nacional de Valores, and all other future authorities and duties to be provided.  The Audit Committee shall prepare an annual action plan for each fiscal year, which shall be reported to the Board of Directors, and the Supervisory Committee. Upon request of the Committee, the other directors, syndics, managers and external auditors shall be required to attend to its meetings, and give their collaboration and make available their access to information.  The Committee may request for advisory services of counselors and other independent professionals, and hire their services in the name of the company according to the budget to be approved to that effect by the shareholders’ meeting.  Fixing of the budget may be delegated by the meeting to the Board. TITLE IV  SUPERVISION.  SECTION 23.  Supervision of the Company shall be entrusted to a Supervisory Committee, whose operation shall conform to provisions under articles 284 et al. of Law 19550, as amended. The members of the Supervisory Committee shall be elected for a one fiscal term.  SECTION 24.  The corporate body contemplated in the paragraph above shall supervise the Company to the extent provided under the Commercial Companies Law.  TITLE V  MEETINGS. SECTION 25. The Meetings shall be Ordinary or Special, according to the business to be transacted, and according to the competence in each case provided under the legal rules in effect. The annual Ordinary Meeting shall be held  to the purposes established under Law 19550, as amended, and by the rules of Comisión Nacional de Valores, within four months after the close the fiscal year.  Likewise, a meeting shall be held upon request of each Board of Directors, the Supervisory Committee or shareholders representing at least five percent (5%) of the capital stock, whenever they deem it appropriate.  Shareholders’ meetings and chairmanship thereof. SECTION 26. The ordinary shareholders’ meetings shall be duly convened on a first call with the attendance of shareholders representing a majority of shares entitled to vote.  On a second call, they shall be deemed validly convened whatever is the number of shares present.  The special meetings shall convene on the first call with the attendance of shareholders representing sixty percent of shares entitled to vote, and on a second call, with the attendance of a majority representing twenty percent of shares entitled to vote.  They shall be presided by the Chairman of the Board or its substitute, or in the absence of directors, by the person to be appointed to the effect by the meeting itself.

Quorum and majority in Meetings. SECTION 27. The resolutions of the ordinary and special meetings, on a first or second call, shall be adopted by an absolute majority of the votes present.  In special assumptions, the majorities required shall be the requisite statutory majorities.  Call to meetings. SECTION 28. Meetings shall be called through advertisements published in mass media under the terms and conditions as expressly provided by law.  The Ordinary Meetings shall be convened on a first, and on a second call, simultaneously.  Attendance to Meetings. SECTION 29.  Any shareholder wishing to attend and vote at the meeting shall address a written communication to the Company to ask for his/her recording in the book of attendance at Shareholders’ Meetings, at least three business days prior to the date of such meeting.  In the event of registered or book-entry shares, which register is carried by a third party, the shareholders, at the same time, shall accompany evidence as titleholders of the shares enabling them to attend the meeting.  The Company shall provide them the relevant receipt voucher to be exhibited at the Meeting.  Representation at Meetings, and the Minute Book. SECTION 30. Shareholders may be represented at Meetings through a  power of attorney passed into a private instrument, whose signatures shall be duly authenticated by any court, notarial or bank authority.  Shareholders or its representatives shall affix their signatures in the Book of Attendance provided to that end.  The minute of the Meeting that shall summarize the representations and resolutions resulting from the agenda discussed shall be prepared and signed the Chairman, and the associates appointed to the effect.  The Ordinary Shareholders’ Meeting shall be held at the date fixed by the Board of Directors or by whoever is authorized to convene it. The meeting shall discuss all subjects listed under Law 19550, as amended.  The Meeting shall also be informed about the ongoing business of the Company, and the principal politics and main projects in the fiscal year, accounting criteria, and rules followed in the preparation of the financial information.  The Special Shareholders’ Meeting shall be entrusted the treatment of the items described under Law 19550, as amended.  The Special Shareholders’ Meetings shall be held exclusively to consider those matters with effects on the shareholders of the relevant class of shares.  Any amendments to the Bylaws approved by the Special Shareholders’ Meeting shall be subject to the controlling agencies’ approval.  TITLE VI  FISCAL YEAR CLOSE. ALLOCATION OF PROFITS.  SECTION 31. The Company’s fiscal year shall close on December 31, each year.  As of such date a general inventory shall be conducted, and the accounting statements prepared according to the rules in effect on the subject.  Liquid and realized profit shall be assigned: (a) the percentage, as appropriate, according to legal and statutory provisions applicable to banks, to the legal reserve fund; (b) the sum to be fixed by the Meeting as remuneration to the Board of Directors, and the Supervising Committee; (c) the amounts required to meet the fixed dividend, with priority of cumulative unpaid, and the appropriate share if any to preferred stocks; (d) the sums to be designated on a grounded basis by the Meeting, to building reserve to fund reserves, and provident funds; (e) any remaining funds shall be applied to payment of dividends for shares, or to any other purpose to be determined by the Meeting, provided that is always in compliance with legal and statutory provisions in effect. SECTION 32. Anticipated dividends resultant from special balance sheets may, under a prior well-grounded resolution be assigned in conformity with statutory provisions.  Dividends shall be payable ratably over the relevant paid-up capital, and prescribe in favor of the Company three years after the date they were made available to shareholders. Also, in conformity with a prior resolution from the Company’s Board, an advancement of fees may be payable to Directors on account of future compensations.  Losses, if any, shall be offset first with the profit of former fiscal years which are still pending allocation,  and in the event of insufficient profit, with the requisite reserves enforced by Banco Central de la República Argentina’s rules, and lastly with paid-up capital.  In this case, it is necessary a resolution from a Special Shareholders’ Meeting approving a decrease in the capital stock, and the prior consent of the Central Bank in that respect.  TITLE VII  DISSOLUTION AND WINDING-UP.  SECTION 33.  In case of dissolution of the Company, this circumstance shall be reported to Banco Central de la República Argentina, for it to resolve whether to take charge of the winding-up proceedings or to delegate such powers to the Board of Directors, under control by the Supervisory Committee.  Under this latter option, the Meeting may also appoint a Liquidating Committee in substitution of the above mentioned proceeding, while fixing its terms of performance.  The liquidating transactions shall be made through the company’s statutory control body.  SECTION 34. Upon settlement of liabilities, and repayment of principal with specific preferences provided, the remaining balance shall be distributed among shareholders ratably over the paid-up capital.  SECTION 35.  The Company shall always abide by the applicable domestic legislation including, provided that is  not contrary to any provisions of local law, the compliance with the foreign law applicable to its controlling shareholder.